UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 10, 2014 (June 10, 2014)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 10, 2014, Penn Virginia Corporation (the “Company”) issued a press release announcing the proposed private offering to eligible purchasers of $250 million of depositary shares, each representing a fractional ownership interest in a share of convertible perpetual preferred stock (the “Private Offering”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As noted in the press release, the Company intends to use the net proceeds from the Private Offering to finance the acceleration of its development program in the Eagle Ford Shale with the remainder being used to increase its lease acquisition effort in the Eagle Ford Shale. In connection with the Private Offering, the Company has updated certain information with respect to its development program in the Eagle Ford Shale. The Company intends to add another rig in the Eagle Ford Shale in July of 2014, which the Company expects will enable it to drill an additional 8 gross (7.6 net) wells in the remainder of 2014. As a result of the additional rig and additional wells to be drilled, the Company estimates total production growth in excess of 30% in 2015 and oil production growth in excess of 40% in 2015. In the near term, the Company intends to use the net proceeds to pay down a portion of the outstanding borrowings under its revolving credit facility and for general corporate purposes. The Company intends to reborrow such amounts as needed to fund the use of proceeds described herein.

In connection with the Private Offering, the Company is providing the following updates to its guidance relating to the proposed use of the net proceeds from the Private Offering to finance the acceleration of its development program in the Eagle Ford Shale with the remainder being used to increase its lease acquisition effort in the Eagle Ford Shale.

Drilling Acceleration

The Company believes that the addition of another rig for liquids-rich development drilling should result in strong incremental value through accelerated drilling and should accelerate material PV-10 value into the current year.

Illustrative Value Enhancement for an Additional Rig

Single Well Economics (Shiner)	($ in MM, unless noted)
D&C Capex	$9.2
Type Curve EUR (MMBoe)	484
% Oil	65%
% Liquids	84%
WTI ($/Bbl)	$80 - $100
Pretax PV-10 (100% WI)	$4.7 - $8.0
Value of Single Rig Program
Gross Wells Drilled per Year	18
Annual PV-10 per Rig (Assumes 94.5% WI)	$80 - $136
Present Value if Drilled in Year 6	$45 - $77
Incremental Value if Drilled Today	$35 - $59
Incremental Present Value with 6 Years Drilling	$152 - $258

As used herein, estimated ultimate recovery (“EUR”) is the sum of reserves remaining as of a given date and cumulative production as of that date. EUR is a measure that by its nature is more speculative than estimates of reserves prepared in accordance with Securities and Exchange Commission (the “SEC”) definitions and guidelines and accordingly is less certain.

Land Acquisition Acceleration

The Company estimates that well economics would yield a PV-10 value of $73,000 to $135,000 per acre versus land acquisition costs of approximately $3,000 per acre. The Company has added approximately 8,900 net acres to date in 2014.

Item 8.01.	Other Events.

The Company is currently in negotiations with certain holders of the Company’s Depositary Shares (the “Depositary Shares”) representing the Company’s 6.00% Convertible Perpetual Preferred Stock, Series A (the “Series A Convertible Preferred Stock”) and expects that certain of such holders may enter into conversion agreements, which would provide for the conversion of the Depositary Shares into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Series A Convertible Preferred Stock and for the payment of a cash inducement by the Company to such holders. The Company expects that the cash inducement payment would not exceed $10 million in the aggregate for the Depositary Shares being converted. The number of shares of Common Stock that would be issued pursuant to the conversion agreements would be no more than the holders of the Series A Convertible Preferred Stock are currently entitled to upon conversion. The conversion would be consummated upon the closing of the Private Offering, but there is no assurance that the Company would ultimately consummate the conversion of any of its Depositary Shares.

Following consummation of these transactions, the Company does not expect to be able to pay (i) a cash dividend on the Series A Convertible Preferred Stock or the preferred stock to be issued in the Private Offering without an amendment to its revolving credit facility or (ii) a dividend on the preferred stock to be issued in the Private Offering in shares of Common Stock without the approval of the holders of a majority of the shares of its outstanding Common Stock. The Company intends to promptly seek an appropriate amendment from the lenders under its revolving credit facility to permit it to pay a cash dividend on its Series A Convertible Preferred Stock and the preferred stock to be issued in the Private Offering, and the Company anticipates obtaining such amendment prior to the next dividend payment date for the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock and the preferred stock to be issued in the Private Offering will be parity securities such that the Company will not be able to pay dividends on the Series A Convertible Preferred Stock and not pay dividends on the preferred stock to be issued in the Private Offering. Commencing with the dividend payment in October 2014 for each of the Series A Convertible Preferred Stock and the preferred stock to be issued in the Private Offering, in the event that the Company is unable to obtain such amendment from the lenders under its revolving credit facility to permit it to pay a cash dividend on its Series A Convertible Preferred Stock and the preferred stock to be issued in the Private Offering, the Company will be unable to pay dividends on its Series A Convertible Preferred Stock or the preferred stock to be issued in the Private Offering until it obtains such amendment or obtains the approval of the holders of a majority of the shares of its outstanding Common Stock for the payment of dividends in shares of Common Stock.

Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the volatility of commodity prices for oil, natural gas liquids (“NGLs”) and natural gas; the Company’s ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; the Company’s ability to generate profits or achieve targeted reserves in its development and exploratory drilling and well operations; any impairments, write-downs or write-offs of the Company’s reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; reductions in the borrowing base under the Company’s revolving credit facility; the Company’s ability to contract for drilling rigs, supplies and services at reasonable costs; the Company’s ability to obtain adequate pipeline transportation capacity for its oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for the Company’s wells and the extent to which actual production differs from estimated proved oil and gas reserves; drilling and operating risks; the Company’s ability to compete effectively against oil and gas companies; the Company’s ability to successfully monetize select assets and repay its debt; leasehold terms expiring before production can be established; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements; the Company’s ability to maintain adequate financial liquidity and to access adequate levels of capital on reasonable terms; the occurrence of unusual weather or operating conditions, including force majeure events; the Company’s ability to retain or attract senior management and key technical employees; counterparty risk related to their ability to meet their future obligations; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; uncertainties relating to general domestic and international economic and political conditions; and other risks set forth in the Company’s filings with the SEC.

Additional information concerning these and other factors can be found in the Company’s press releases and public periodic filings with the SEC. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press releases are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Penn Virginia Corporation dated June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2014

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder

Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of Penn Virginia Corporation dated June 10, 2014.